Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
MERGE TECHNOLOGIES INCORPORATED
(a Wisconsin corporation)

ARTICLE I.  OFFICES

1.01.        Principal and Business Offices.  The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02.        Registered Office.  The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical to the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.  The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE II.  SHAREHOLDERS

2.01.        Annual Meeting.  The annual meeting of the shareholders of the corporation (the “Annual Meeting”) shall be held on the first Friday in April of each year or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the Annual Meeting in accordance with Section 2.13 of these by-laws.  If the day fixed for the Annual Meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any Annual Meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders (a “Special Meeting”) as soon thereafter as the Board deems appropriate.  In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

2.02.        Special Meetings.

(a)           A Special Meeting may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer or (iii) the Board of Directors and shall be called by the Chairman of the Board or the Chief Executive Officer upon the demand, in accordance with this Section 2.02, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issues proposed to be considered at the Special Meeting.

(b)           In order that the corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”).  The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date.  The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date.  If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary.  To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in paragraph (a)(ii) of Section 2.13 of these by-laws.

(c)           In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the corporation.  To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this Section 2.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the corporation’s books, of each shareholder signing such demand and the class or series and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date.

(d)           The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.02, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation’s costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs.  For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)            “Affiliate” of any Person shall mean any Person controlling, controlled by or under common control with such first Person.

(ii)           “Participant” shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii)          “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(iv)          “Proxy” shall have the meaning assigned to such term in Rule 14a-1(f) promulgated under the Exchange Act.

(v)           “Solicitation” shall have the meaning assigned to such term in Rule 14a-1(l) promulgated under the Exchange Act.

(vi)          “Soliciting Shareholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

(A)          if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is 10 or fewer, each shareholder signing any such demand;

(B)           if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is more than 10, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in paragraph (c) of this Section 2.02, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or

(C)           any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.02 from being evaded.

(e)           Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the Chief Executive Officer or the Board of Directors shall have called such meeting.  In the case of any Special Meeting called by the Chairman of the Board or the Chief Executive Officer upon the demand of shareholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 2.05 of these by-laws); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting are delivered to the corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the

Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day.  In fixing a meeting date for any Special Meeting, the Chairman of the Board, the Chief Executive Officer or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of his, her or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

(f)            The corporation may engage nationally or regionally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g)           For purposes of these by-laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

2.03.        Place of Meeting. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or for any Special Meeting, or for any postponement thereof.  If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.  Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board or the Chief Executive Officer.

2.04.        Notice of Meeting.  Written notice stating the place, day and hour of any Annual Meeting or Special Meeting shall be delivered not less than 10 (unless a longer period is required by the Wisconsin Business Corporation Law) nor more than 70 days before the date of such meeting, either personally or by mail, by or at the direction of the Secretary, to each shareholder of record entitled to vote at such meeting and to other shareholders as may be required by the Wisconsin Business Corporation Law.  In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than 40 days after the Delivery Date.  If mailed, notice pursuant to this Section 2.04 shall be deemed to be effective when deposited in the United States mail, addressed to each shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid.  Unless otherwise required by the Wisconsin Business Corporation Law, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called.  In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 2.02 of these by-laws and (ii) shall contain all of the information required in the notice received by the corporation in accordance with Section 2.13(b) of these by-laws.  If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.

2.05.        Fixing of Record Date.  The Board of Directors may fix in advance a date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”).  In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date.  The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting.  Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at any Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.  The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose.  Such record date shall be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

2.06.        Shareholder Lists.  After a Meeting Record Date has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting.  The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder.  Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.  A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.06.  The corporation shall make the shareholders’ list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.  Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.

2.07.        Quorum and Voting Requirements; Postponements; Adjournments.

(a)           Shares entitled to vote as a separate voting group may take action on a matter at any Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter.  If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.07.  Except as otherwise provided in the Articles of Incorporation, any by-law adopted under authority granted in the Articles of Incorporation, or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.  Once a share is represented for any purpose at any Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new Meeting Record Date is or must be set for the adjourned meeting.  If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, any by-law adopted under authority granted in the Articles of Incorporation, or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at any Annual Meeting or Special Meeting at which a quorum is present. For purposes of this Section 2.07(a), “plurality” means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting or Special Meeting.

(b)           The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date.  Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or pursuant to resolution of the Board of Directors.  No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.08.        Conduct of Meetings.  The Chairman of the Board, and in his or her absence, the Chief Executive Officer, shall call any Annual Meeting or Special Meeting to order and shall act as chairman of such meeting.  In the absence of the Chairman of the Board and the Chief Executive Officer, such duties shall be performed by the President.  In the absence of the Chairman of the Board, the Chief Executive Officer and the President, such duties shall be performed by a Vice-President in the order provided under Section 4.07, or in their absence, by any person chosen by the shareholders present.  The Secretary of the corporation shall act as secretary of all Annual Meetings and Special Meetings, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.09.        Proxies.  At any Annual Meeting or Special Meeting, a shareholder entitled to vote may vote in person or by proxy.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes.  An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form.  The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.10.        Voting of Shares.  Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at any Annual Meeting or Special Meeting except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law.

2.11.        Acceptance of Instruments Showing Shareholder Action.  If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder.  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a)           The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b)           The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(c)           The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(d)           The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

(e)           Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

2.12.        Waiver of Notice by Shareholders.  A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these by-laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records.  A shareholder’s attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following:  (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.13.        Notice of Shareholder Business and Nomination of Directors.

(a)           Annual Meetings.

(i)            Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this by-law and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.13.

(ii)           For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.13, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a shareholder’s notice shall be received by the Secretary of the corporation at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first Friday in the month of April; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first Friday in the month of April, notice by the shareholder to be timely must be so received not earlier than the 90th day prior to the date of such Annual Meeting and not later than the close of business on the later of (x) the 60th day prior to such Annual Meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made.  Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth:  (A) the name and address, as they appear on this corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (D) in the case of any proposed nomination for election or re-election as a director, (I) the name and residence address of the person or persons to be nominated, (II) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (III) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (IV) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; and (E) in the case of any other business that such shareholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these by-laws, the language of the proposed amendment, (II) such shareholder’s and beneficial owner’s or owners’ reasons for conducting such business at the meeting and (III) any material interest in such business of such shareholder and beneficial owner or owners.

(iii)  Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 70 days prior to the first Friday in the month of April, a shareholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b)           Special Meetings.  Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 2.04 of these by-laws.  Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.13.  Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the corporation at the principal executive offices of the corporation not earlier than 90 days prior to such Special Meeting and not later than the close of business on the later of (x) the 60th day prior to such Special Meeting and (y) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth:  (A) the name and address, as they appear on the corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (B) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated; (E) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; (F) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected.

(c)           General.

(i)            Only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors.  Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.13.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective proposal shall be disregarded.

(ii)           For purposes of this Section 2.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)  Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.  Nothing in this Section 2.13 shall be deemed to limit the corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

ARTICLE III.  BOARD OF DIRECTORS

3.01.        General Powers and Number.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.  The number of directors of the corporation shall consist of not less than three (3) nor more than eleven (11) individuals. The specific number of directors shall be fixed from time to time by the Board of Directors.

3.02.        Chairman of the Board.  The Board of Directors shall annually elect one of its members to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at all meetings of the Board of Directors and of shareholders. The Chairman shall perform such other duties and services as shall be assigned to or required of the Chairman by the Board of Directors.

3.03.        Tenure and Qualifications.  Each director shall hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior death, resignation or removal.  A director may be removed by the shareholders only at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.  A director may be removed from office but only for cause (as defined herein) if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her; provided, however, that, if the Board of Directors, by resolution, shall have recommended removal of a director, then the shareholders may remove such director without cause by the vote referred to above.  As used herein, “cause” shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged liable for actions or omissions in the performance of his or her duty to the corporation in a matter which has had a materially adverse effect on the business of the corporation.  A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Chairman of the Board or to the corporation.  A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.  Directors need not be residents of the State of Wisconsin.

3.04.        Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the Annual Meeting, and each adjourned session thereof.  The place of such regular meeting shall be the same as the place of the Annual Meeting which precedes it, or such other suitable place as may be announced at such Annual Meeting.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

3.05.        Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any three directors.  The Chairman of the Board or the Chief Executive Officer may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

3.06.        Notice; Waiver.  Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.04) shall be given by written notice delivered or communicated in person, by telegram, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his or her business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 48 hours prior to the time of the meeting.  If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, facsimile or other form of wire or wireless communication, such notice shall be deemed to be effective when transmitted for delivery.  If notice is given by private carrier, such notice shall be deemed to be effective when the notice is delivered to the private carrier.  Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation or these by-laws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The corporation shall retain any such waiver as part of the permanent corporate records.  A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.07.        Quorum.  Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or these by-laws, a majority of the number of directors set forth in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.08.        Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Wisconsin Business Corporation Law or by the Articles of Incorporation or these by-laws.

3.09.        Conduct of Meetings.  The Chairman of the Board, and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting.  The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

3.10.        Vacancies.  Except as provided below, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by any of the following:  (a) the shareholders; (b) the Board of Directors; or (c) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors, by the affirmative vote of a majority of all directors remaining in office.  If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.  A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.11.        Compensation.  The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.  The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees to the corporation.

3.12.        Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs:  (a) the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken; (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that failure that complies with the Wisconsin Business Corporation Law promptly after receiving the minutes.  Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

3.13.        Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors set forth in Section 3.01 may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have at least one member who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors.  A committee may be authorized to exercise the authority of the Board of Directors, except as otherwise limited by the Wisconsin Business Corporation Law.  Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

3.14.        Telephonic Meetings.  Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these by-laws, members of the Board of Directors (and any committee thereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone.  If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting.  Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means.  Such determination shall be made and announced in advance of such meeting.

3.15.        Unanimous Consent without Meeting.  Any action required or permitted by the Articles of Incorporation or these by-laws or any provision of the Wisconsin Business Corporation Law to be taken by the Board of Directors (or a committee thereof) at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all members of the Board or of the committee, as the case may be, then in office.  Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

ARTICLE IV.  OFFICERS

4.01.        Number.  The principal officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Chief Financial Officer, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers.  Any two or more offices may be held by the same person.

4.02.        Election and Term of Office.  The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the Annual Meeting.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until such officer’s successor shall have been duly elected or until his or her prior death, resignation or removal.

4.03.        Removal and Resignation.  The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these by-laws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed.  Election or appointment shall not of itself create contract rights.  An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law.  The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

4.04.        Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.  If a resignation of an officer is effective at a later date as contemplated by Section 4.03 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

4.05.        Chief Executive Officer.  Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the corporation.  He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, securities, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any elected President, Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead.  In general, he or she shall perform all duties incident to the office of Chief Executive Officer of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.

4.06.        President.  In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  Such agents and employees shall hold office at the discretion of the President.  He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead.  In general the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

4.07         The Vice-Presidents.  In the absence of the President or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice-President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President, Chief Executive Officer or by the Board of Directors.  The execution of any instrument of the corporation by any Vice-President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

4.08         Chief Financial Officer.  Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall in general perform all of the duties incident to the office of Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chief Executive Officer or by the Board of Directors.  He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors.  The Chief Financial Officer shall have the same authority as a Vice-President of the corporation under these by-laws to execute documents, contracts or the like on behalf of the corporation or to otherwise bind the corporation.

4.09.        The Secretary.  The Secretary shall: (a) keep the minutes of all Annual Meetings and Special Meetings and of all meetings of the Board of Directors in one or more books provided for that purpose (including records of actions taken without a meeting); (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chief Executive Officer, the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer or by the Board of Directors.

4.10.        The Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.11.        Assistant Secretaries and Assistant Treasurers.  There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize.  The Assistant Secretaries may sign with the Chief Executive Officer, the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chief Executive Officer or the Board of Directors.

4.12.        Other Assistants and Acting Officers.  The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or the appointing officer shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

4.13.        Salaries.  The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS;
SPECIAL CORPORATE ACTS

5.01.        Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.  In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the the Chief Executive Officer, the President or one of the Vice-Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02.        Loans.  No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

5.03.        Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04.        Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

5.05         Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer if he or she be present, or in his or her absence by the President of this corporation if he or she be present, or in his or her absence by any Vice-President of this corporation who may be present, and (b) whenever, in the judgment of the Chief Executive Officer, or in his absence of the President, or in his absence of any Vice-President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chief Executive Officer, the President or one of the Vice-Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer.  Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

5.06.        No Nominee Procedures.  The corporation has not established, and nothing in these by-laws shall be deemed to establish, any procedure by which a beneficial owner of the corporation’s shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section 180.0723 of the Wisconsin Business Corporation Law.

ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01.        Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

6.02.        Facsimile Signatures and Seal. The seal of the corporation (if any) on any certificates for shares may be a facsimile.  The signatures of the Chairman of the Board, the Chief Executive Officer, the President or any Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

6.03.        Signature by Former Officers.  In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

6.04.        Transfer of Shares.  Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.  Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty.  The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

6.05.        Restrictions on Transfer.  The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

6.06.        Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

6.07.        Consideration for Shares.  The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation,

including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation.  Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate.  In the absence of a resolution adopted by the Board of Directors expressly determining that the consideration received or to be received is adequate, Board approval of the issuance of the shares shall be deemed to constitute such a determination.  The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or other property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid.  If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

6.08.        Stock Regulation.  The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE VII.  SEAL

7.01.        The Board of Directors may (but shall not be required to) provide a corporate seal.

ARTICLE VIII.  INDEMNIFICATION

The corporation shall indemnify each officer and director of the corporation to the full extent provided by applicable law and, in addition, in accordance with any other rights such persons may have under a resolution of the shareholders of the corporation, a resolution of its Board of Directors or under the corporation’s Articles of Incorporation or pursuant to any insurance policy, an agreement or otherwise.  Any person entitled to indemnification or to the reimbursement or advancement of expenses hereunder may elect, to the extent permitted by law, to have the right of indemnification (or reimbursement or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding or on the basis of the applicable law in effect as of the date these by-laws were adopted.

ARTICLE IX.  AMENDMENTS

9.01.        By Shareholders.  These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders at any Annual Meeting or Special Meeting at which a quorum is in attendance.

9.02.        By Directors.  These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the shareholders in adopting, amending or repealing a particular by-law may provide therein that the Board of Directors may not amend, repeal or readopt that by-law.

9.03.        Implied Amendments.  Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE X.  INTERPRETATION

10.01.      Interpretation.  Unless the context requires otherwise, all words used in these by-laws in the singular number extend to and include the plural, all words in the plural number extend to and include the singular, and all words in any gender extend to and include all genders.